SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                   1934





    Date of Report (Date of earliest event reported):  April 28, 1996



                        HOMETOWN BANCORPORATION, INC.
                (Exact name of registrant as specified in its charter)


              Delaware            0-16272           06-1199559

 (State or other jurisdiction   (Commission        (IRS Employer
 of incorporation)               File No.)     Identification Number)


                20 West Avenue, Darien, Connecticut 06820
          (Address of principal executive offices and zip code)


   Registrant's telephone number, including area code:  (203) 656-2265


                                   N/A
      (Former name or former address, if changed since last report)
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 ITEM 5.  OTHER EVENTS

     On April 29, 1996, Hometown Bancorporation, Inc. ("HOMETOWN") issued a press release announcing that Hometown, its wholly owned subsidiary, The Bank of Darien (the "BANK OF DARIEN"), HUBCO, Inc. ("HUBCO") and its wholly owned subsidiary Hudson United Bank ("HUDSON UNITED") had entered into an Agreement and Plan of Merger dated April 28, 1996 (the "MERGER AGREEMENT"). Pursuant to the Merger Agreement, Hometown would be merged with and into HUBCO and, upon consummation of the merger, each outstanding share of Common Stock, par value $1.00, of Hometown ("HOMETOWN COMMON STOCK") would be converted into the right to receive $17.75 in cash. Holders of options to purchase Hometown Common Stock under Hometown's Stock Option Plan would receive cash equal to the difference between $17.75 and the exercise price of an option multiplied by the number of shares covered by such option.

     Simultaneously with the execution of the Merger Agreement, Hometown and HUBCO entered into a Stock Option Agreement dated April 28, 1996 (the "STOCK OPTION AGREEMENT") pursuant to which HUBCO would have the right, under specified circumstances, to purchase up to 435,000 shares of Hometown Common Stock at a price of $13.75 per share.

     Consummation of the merger of Hometown and HUBCO is subject to customary conditions, including but not limited to receipt of necessary federal and state regulatory approvals and approval by the stockholders of Hometown.

     In accordance with General Instruction F to Form 8-K, a copy of Hometown's press release dated April 29, 1996 is attached hereto as
 Exhibit 20 and is incorporated herein by reference.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

     2(1) Form of Agreement and Plan of Merger dated April 28, 1996 among HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc. and The Bank of Darien.

     2(2) Form of Stock Option Agreement dated April 28, 1996 by and between HUBCO, Inc. and Hometown Bancorporation, Inc.

     20   Press Release dated April 29, 1996 of Hometown Bancorporation,
          Inc.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HOMETOWN BANCORPORATION, INC.


 Date: May 10, 1996            By:        /S/  KEVIN E. GAGE
                                  Kevin E. Gage
                                  President and Chief Executive Officer
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                              EXHIBIT INDEX




 EXHIBIT NO.   DOCUMENT

 2(1) Form of Agreement and Plan of Merger dated April 28, 1996 among HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc. and The Bank of Darien.

 2(2) Form of Stock Option Agreement dated April 28, 1996 by and between HUBCO, Inc. and Hometown Bancorporation, Inc.

 20            Press Release dated April 29, 1996 of Hometown
               Bancorporation, Inc.

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